Exhibit n.2

Consent of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders

Solar Capital Ltd.:

We consent to the use of our reports dated February 25, 2014 with respect to the consolidated financial statements and the effectiveness of internal control over financial reporting for Solar Capital Ltd. included herein and to the reference to our firm under the headings “Selected Financial and Other Data” and “Independent Registered Public Accounting Firm” in the Registration Statement on Form N-2.

/s/ KPMG LLP

New York, New York

March 28, 2014